UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  January 1, 2009

Santa Lucia Bancorp

(Exact name of Registrant as specified in its charter)

California	000-51901	35-2267934
(State or other jurisdiction of incorporation)	(File number)	(I.R.S. Employer Identification No.)

7480 El Camino Real, Atascadero, CA		93422
(Address of principal executive office)		(Zip Code)

Registrant’s telephone number, including area code           (805) 466-7087

Not Applicable

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)           As part of its previously announced succession plan, effective January 1, 2009, Larry H. Putnam resigned as the President and Chief Executive Officer of Santa Lucia Bancorp (the “Company”) and as Chief Executive Officer of Santa Lucia Bank (the “Bank”), the Company’s wholly owned subsidiary.  Following the resignation, John C. Hansen, age 64, became the President and Chief Executive Officer of the Company.  Already serving as the Bank’s President, Mr. Hansen also succeeded to the title of Chief Executive Officer of the Bank.  Since 2004, Mr. Hansen has served as the Executive Vice President and Chief Financial Officer of the Bank, and has served in those capacities at the Company since its forming in 2006.  Mr. Hansen has been with the Bank since 1995, and served in various capacities prior to 2004.  In July 2007 Mr. Hansen became the President and Chief Operating Officer of the Bank.

Also effective January 1, 2009, Mr. Hansen resigned as the Chief Financial Officer of the Company, and James C. Cowan, age 50, became Executive Vice President and Chief Financial Officer of the Company. Mr. Cowan also serves as the Executive Vice President, Chief Administrative Officer and Chief Credit Officer of the Bank.  Mr. Cowan has been with the Bank since 1985, and served as Senior Vice President Branch Manager of the Paso Robles office until 2004, Senior Vice President Branch Administrator until December 2006, Senior Vice President Cashier until May 2007, Executive Vice President Credit Administrator until December 2007 and Executive Vice President Chief Credit Officer until December 2008.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 5, 2009	SANTA LUCIA BANCORP

	By:	/s/ John C. Hansen
John C. Hansen
President & CEO